Exhibit 99.1

GCP Applied Technologies Provides Update on Financial Position and First Quarter Earnings

Cambridge, MA – March 31, 2020 - GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today provided an update on its earnings expectations for the first quarter of 2020. The Company also highlighted its strong balance sheet and significant liquidity, which it believes provides the Company with the support and financial flexibility required to navigate the COVID-19 pandemic.

Randy Dearth, GCP’s President and Chief Executive Officer, said, “The health and safety of our employees is our number one concern during this unprecedented situation. We are taking appropriate steps to protect our employees in accordance with guidelines issued by national and other health and safety authorities. While our employees are our paramount concern, we also continue to work hard to support our customers, suppliers and other stakeholders, and I want to thank all members of the GCP team for the impressive commitment they have shown.”

Dearth continued, “We are closely monitoring the impact of the COVID-19 pandemic and managing its effects on our business globally as the situation continues to evolve. As previously disclosed, our performance in January and February met our forecast, and we expect earnings for the first quarter of 2020 to be consistent with the commentary provided on our fourth quarter 2019 earnings call. Looking ahead, we will continue to focus on the operational and financial performance of the business and execute on the significant actions we have announced. We remain committed to maintaining a disciplined approach to capital allocation, delivering on announced restructuring programs to create a more efficient and effective organization, and refining working capital management processes and capabilities.”

GCP expects its cash balance at the end of the first quarter of 2020 to be approximately $315 million. The Company is revising its plan for 2020 capital expenditures to further support its cash position, reducing planned capital expenditures by approximately $25 million compared to the forecast provided on its fourth quarter 2019 earnings call. GCP has access to additional liquidity in the form of a $350 million revolving credit facility maturing in 2023, bringing total liquidity sources to over $650 million. The Company’s 5.5% Senior Notes with an aggregate principal amount of $350 million mature in 2026.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Investor Relations

Joseph DeCristofaro

T +1 617.498.2616

investors@gcpat.com

Cautionary Statements Regarding Forward-Looking Information

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.